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                                                                   Exhibit 10.16

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of October 1, 2002, by and between VITRIA TECHNOLOGY, INC. ("Borrower") and SILICON VALLEY BANK ("Bank").

         1. DESCRIPTION OF EXISTING INDEBTEDNESS: Borrower and Bank are parties to, among other documents, a Loan and Security Agreement, dated June 28, 2002 (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line of up to Fifteen Million Dollars ($15,000,000). Additionally, Borrower and Bank are parties to a Non-Recourse Receivables Purchase Agreement, dated as of June 28, 2002, which provides for the purchase by Borrower and sale of receivables by Bank not to exceed an amount outstanding equal to $5,000,000 in the aggregate. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

                Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

         2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

                Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

         3.     DESCRIPTION OF CHANGE IN TERMS.

                A.     Modification(s) to Loan Agreement.

                       1. Section 6.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                       6.8    Control Agreements.

                       With respect to deposit accounts or investment accounts maintained at financial institutions other than Bank, within 10 days of the opening of any such deposit account or investment account, Borrower will execute and deliver to Bank, control agreements in form satisfactory to Bank in order for Bank to perfect its security interest; provided, however, that notwithstanding the foregoing, so long as Bank has a perfected security interest in no less than $50,000,000 of Borrower's deposit and investment accounts at all times, (including accounts maintained at Bank or any of its affiliates), Borrower will not be required to deliver any control agreements for any accounts in excess of such $50,000,000.

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                       2.     Section 6.10 of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

                       6.10   Minimum Cash.

                       Borrower will maintain at all times unrestricted cash plus short-term investments (per GAAP) of no less than $90,000,000.

         4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

         5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

         6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

                A. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the receipt by Bank of a fully executed copy of this Loan Modification Agreement.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

VITRIA TECHNOLOGY, INC.                      SILICON VALLEY BANK

By: _____________________________            By: ____________________________

Name: ___________________________            Name: __________________________

Title: __________________________            Title: _________________________

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